UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

BARNWELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 (Address of principal executive offices)	96813 (Zip Code)

Registrant's telephone number, including area code:	(808) 531-8400

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed on December 19, 2017, by Barnwell Industries, Inc., Barnwell of Canada, Limited ("Barnwell Canada"), a subsidiary of Barnwell Industries, Inc., entered into a Purchase and Sale Agreement (the "MBOG PSA") with Mount Bastion Oil & Gas Corp. on December 14, 2017 to sell its oil properties located in the Red Earth area of Alberta, Canada, which was expected to close in early 2018.  The MBOG PSA was filed as an exhibit to the Current Report on Form 8-K filed on December 19, 2017.  Between the date of the MBOG PSA and the closing date, Harvest Operations Corp. exercised their right of first refusal to purchase a portion of the Red Earth oil properties previously included in the MBOG PSA with Mount Bastion.  Barnwell Canada entered into a separate PSA with Harvest Operations Corp. (the "HO PSA") for a portion of the Red Earth oil properties on February 1, 2018.
Both sales of the Red Earth oil properties closed on February 1, 2018, with effective dates of October 1, 2017.  The sales prices per the PSAs were adjusted at closing for customary purchase price adjustments to reflect the economic activity from the effective date of October 1, 2017 to the closing date, for a combined adjusted sales price of approximately $1,360,000.
The description of terms of the PSAs set forth herein does not purport to be complete and is qualified in its entirety by the full text of the MBOG PSA, the form of which was attached as Exhibit 1.1 to the Current Report on Form 8-K filed on December 19, 2017 and the HO PSA, the form of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously disclosed in the Current Report on Form 8-K filed on December 19, 2017, by Barnwell Industries, Inc., Barnwell Canada entered into the MBOG PSA with Mount Bastion Oil & Gas Corp. on December 14, 2017 to sell its oil properties located in the Red Earth area of Alberta, Canada, which was expected to close in early 2018.  Between the date of the MBOG PSA and the closing date, Harvest Operations Corp. exercised their right of first refusal to purchase a portion of the Red Earth oil properties previously included in the MBOG PSA with Mount Bastion.  Barnwell Canada entered into the HO PSA with Harvest Operations Corp. for a portion of the Red Earth oil properties on February 1, 2018.
Both sales of the Red Earth oil properties closed on February 1, 2018, with effective dates of October 1, 2017.  The sales prices per the PSAs were adjusted at closing for customary purchase price adjustments to reflect the economic activity from the effective date of October 1, 2017 to the closing date, for a combined adjusted sales price of approximately $1,360,000.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

1.1	Purchase and Sale Agreement, executed on February 1, 2018, between Barnwell of Canada, Limited and Harvest Operations Corp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  February 7, 2018
BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Purchase and Sale Agreement, executed on February 1, 2018, between Barnwell of Canada, Limited and Harvest Operations Corp.